Exhibit 12.1

Reckson Associates Realty Corp.
Ratios of Earnings to Combined Fixed Charges

     The  following   table  sets  forth  the   calculation   of  the  Company's
consolidated ratios of earnings to fixed charges for the periods shown (in Thousands):


=================== ========== ========== ========== ==================== ====================== =============
                                                     For the Period from   For the Period from
                                                         June 3, 1995         January 1, 1995
                                                             To                    to
Description            1998       1997       1996      December 31, 1995       June 2, 1995           1994
------------------- ---------- ---------- ---------- -------------------- ---------------------- -------------
Interest              $55,139   $23,936    $13,331         $5,331                $7,622            $17,426
------------------- ---------- ---------- ---------- -------------------- ---------------------- -------------
Rent Expense            1,321       952        830            434                   176                375
------------------- ---------- ---------- ---------- -------------------- ---------------------- -------------
Amortization of
Debt Issuance
Costs                   1,600       797        525            400                   195                564
------------------- ---------- ---------- ---------- -------------------- ---------------------- -------------
                       58,060    25,685     14,686          6,165                 7,993             18,365
------------------- ---------- ---------- ---------- -------------------- ---------------------- -------------
Income from
Continuing
Operations
before Minority
Interest and
Fixed Charges        $122,541   $71,175    $39,876        $16,719                $8,187            $17,872
------------------- ---------- ---------- ---------- -------------------- ---------------------- -------------
Ratio of Earnings
to Fixed Charges         2.11      2.77       2.72             2.71                1.02                 0.97
=================== ========== ========== ========== ==================== ====================== =============